United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007 (June 20, 2007)

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ePlus Technology, inc., a wholly-owned subsidiary of ePlus inc., modified the current credit facility agreements with GE Commercial Distribution Finance Corporation ("GECDF" - formerly known as Deutsche Financial Services Corporation) that were executed on August 31, 2000. The changes to the agreements were effective June 20, 2007.  The purpose of the amendment was for GECDF to provide a total credit facility limit of up to $100,000,000 during the Temporary Increase Period, which is defined in the amendment as the period of June 19, 2007 through August 15, 2007. Other than during the Temporary Increase Period, the total credit facility limit is up to $85,000,000.

The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Amendment to Business Financing Agreement and Agreement for Wholesale Financing dated June 20, 2007 between GE Commercial Distribution Finance Corporation and ePlus Technology, inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: June 25, 2007	Chief Financial Officer

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